                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15 (d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported):   JUNE 14, 1999
                                                  -----------------------------

                          SPECIALTY CARE NETWORK, INC.
-------------------------------------------------------------------------------
                (Exact Name of Registrant Specified in Charter)

                DELAWARE                                0-22019                           62-1623449
  --------------------------------------  ------------------------------------  --------------------------------
     (State or Other Jurisdiction of           (Commission File Number)                (I.R.S. Employer
             Incorporation)                                                           Identification No.)

      44 UNION BOULEVARD, SUITE 600
           LAKEWOOD, COLORADO                                   80228
----------------------------------------               -----------------------
(Address of Principal Executive Offices)                      (Zip Code)

Registrant's telephone number, including area code:         (303) 716-0041
                                                    --------------------------

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS


RESTRUCTURING TRANSACTION

Effective June 15, 1999, Specialty Care Network, Inc. (the "Company") closed its previously announced restructuring transaction through nine separate restructure agreements involving the following nine practices: Floyd R. Jaggears, Jr., M.D., P.C., II; Riyaz H. Jinnah, M.D., II, P.A.; The Orthopaedic and Sports Medicine Center, II, P.A.; Orthopaedic Associates of West Florida, P.A.; Orthopedic Institute of Ohio, Inc.; Orthopaedic Surgery Centers, P.C. II; Princeton Orthopaedic Associates, II, P.A.; Reconstructive Orthopaedic Associates, II, P.C.; and Steven P. Surgnier, M.D., P.A., II.

Under the restructure agreements, the Company transferred, with respect to each practice, all of its the accounts receivable relating to the practice; tangible and intangible assets purchased or acquired by the Company in respect of the practice, other than those disposed of in the ordinary course of business since the date the Company affiliated with the practice; all prepaid expenses relating to the practice; all inventory relating to the practice; and all other assets relating to the practice. The amount receivable by the Company from each practice and its physician owners for the assets sold to the practice generally equals the sum of (1) the book value of the accounts receivable relating to the practice on the effective date of closing; (2) the book value of all fixed assets and other capital assets relating to the practice on the effective date of closing; (3) the book value of all prepaid expenses relating to the practice on the effective date of closing; (4) the book value of all notes and other receivables the physician owners of the practice owe to the Company on the effective date of closing; and (5) the cash balance of the practice's deposit account on the effective date of closing, reduced by the book value of the liabilities and obligations relating to the practice on the effective date of closing.

In addition, the Company and each of the practices and their physician owners entered into a management services agreement to replace the existing service agreement. As consideration for the Company's agreement to enter into the management services agreement, the practices and their physician owners have agreed either to pay to the Company an additional amount of cash, or to pay cash and return to the Company shares of its common stock.

Under the management services agreements, the Company will provide only limited services to the practices. In addition, the terms of the management services arrangements have been reduced, generally from forty year terms to five year terms beginning from the initial affiliation date of the affected practice; the management services agreements expire at various times between one year after closing of the restructuring transaction and September 10, 2002. The practices will pay reduced service fees to the Company. Six of the practices will pay monthly service fees, while three agreed to pay a lump sum fee in connection with the closing of the restructuring transaction, in lieu of the monthly fee obligation.

With respect to the restructuring transaction, the Company has received to date approximately $12.6 million and is scheduled to receive, by July 15, 1999, an additional approximately $5.4 million. Most of these funds are being used to reduce indebtedness. In addition, shares outstanding will be reduced by 3,303,379 shares.

Within 60 days after the date the restructuring transaction closes, the Company will prepare, with respect to each practice, an unaudited balance sheet that sets forth the net book value of the assets to be purchased by the practice and the liabilities to be assumed by the practice as of the date of closing of the transaction. The purchase price will be adjusted based on this balance sheet.

One of the practices that was to be subject to the restructuring transaction failed to close. The Company is considering appropriate remedial action, including possibly instituting litigation against the practice that failed to close. In addition, one practice elected to utilize a per month payment for its service fees payable under its management services agreement with the Company, rather than a $1.8 million lump sum payment, as initially contemplated.

OTHER TRANSACTIONS

Effective June 14, 1999, the Company entered into a termination agreement with Ortho-Associates, P.A. d/b/a Park Place Therapeutic Center ("PPTC"), which terminates the affiliation of PPTC with the Company. The consideration paid to the Company consists of payment for the tangible book value of PPTC assets and payment for the termination of the service agreement. In connection with the termination agreement, the Company received a cash payment of $8,700,000. Additionally, approximately 545,000 warrants were canceled in connection with the PPTC termination agreement. The consideration is subject to adjustment based on the calculation of the tangible book value as of June 14, 1999.

Effective June 16, 1999, the Company entered into a settlement agreement with TOC Specialists, PL ("TOC") that resolves all legal disputes and litigation between the Company and TOC. In connection with the settlement agreement, the Company received a cash payment of $3,500,000 and 760,000 shares of the Company's common stock in consideration for the tangible book value of the TOC assets and the termination of the service agreement.

This report contains forward-looking statements, including statements concerning the Company's ability to further reduce its indebtedness and shares outstanding. Other risks and uncertainties are detailed in the Company's most recent Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)      Pro Forma Financial Information (unaudited)

             Unaudited Pro Forma Consolidated Financial Statements
                Of Specialty Care Network, Inc. and Subsidiaries

Basis of Presentation

The following unaudited pro forma consolidated financial statements give effect to the restructuring transaction; and the termination agreement with Ortho-Associates, P.A. d/b/a Park Place Therapeutic Center and the settlement agreement with TOC Specialists, PL (collectively, "the Other Transactions"). The pro forma consolidated financial statements have been prepared by management based upon the historical financial statements of Specialty Care Network, Inc. and subsidiaries and certain preliminary estimates and assumptions deemed appropriate by management. Neither expected benefits nor cost reductions anticipated by the Company following consummation of the restructuring transaction and the Other Transactions have been reflected in the pro forma consolidated financial statements. The pro forma consolidated balance sheet as of March 31, 1999 gives effect to the restructuring transaction and the Other Transactions as if such transactions had occurred on March 31, 1999. The pro forma consolidated statement of operations for the three months ended March 31, 1999 assumes the restructuring transaction and the Other Transactions had occurred on January 1, 1999. The pro forma consolidated statement of operations for the year ended December 31, 1998 assumes the restructuring transaction and the Other Transactions had occurred on January 1, 1998. These pro forma consolidated financial statements may not be indicative of actual results if the transactions had occurred on the dates indicated or which may be realized in the future.

The following unaudited pro forma consolidated financial statements should be read in conjunction with the historical consolidated financial statements of the Company, including the related notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations," that appear in the Company's Annual Report on Form 10-K for the year ended December 31, 1998, as well as the historical consolidated financial statements of the Company, including the related notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations," that appear in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999.

            Unaudited Pro Forma Consolidated Financial Statements of
                 Specialty Care Network, Inc. and Subsidiaries
                      Pro Forma Consolidated Balance Sheet
                                 March 31, 1999


                                                                  RESTRUCTURING      OTHER
                                                 SPECIALTY CARE    TRANSACTION    TRANSACTIONS
                                                  NETWORK, INC.     PRO FORMA      PRO FORMA        FOOTNOTE
                                                AND SUBSIDIARIES   ADJUSTMENTS    ADJUSTMENTS        LEGEND         PRO FORMA
                                                  ------------    ------------    ------------    ------------    ------------
Assets:
Cash and cash equivalents                         $  3,771,282    $  2,240,848    $         --              (1)   $  6,012,130
Accounts receivable, net                            22,641,662     (13,577,974)     (4,902,103)             (2)      4,161,585
Due from affiliated practices in litigation, net     4,749,662              --      (3,699,401)             (2)      1,050,261
Loans to physician stockholders                        569,533        (120,649)        (61,224)             (2)        387,660
Prepaid expenses and other                           1,391,597        (399,922)       (390,917)             (2)        600,758
Prepaid and recoverable income taxes                 1,431,584      (3,068,726)      3,887,870              (3)      2,250,728
                                                  ------------    ------------    ------------                    ------------

Total current assets                                34,555,320     (14,926,423)     (5,165,775)                     14,463,122

Property and equipment, net                          9,626,563      (3,670,512)     (1,605,331)             (2)      4,350,720
Intangible assets, net                                 130,824              --              --                         130,824
Management service agreements, net                  12,264,000      (5,676,459)     (3,914,249)             (4)      2,673,292
Advances to affiliates and other                       867,009              --              --                         867,009
Equity investment in and advances to investee        2,056,755              --                                       2,056,755
Other assets                                         1,714,598        (911,505)             --              (2)        803,093
                                                  ------------    ------------    ------------                    ------------
Total assets                                      $ 61,215,069    $(25,184,899)   $(10,685,355)                   $ 25,344,815
                                                  ============    ============    ============                    ============

Liabilities and Stockholders' Equity:
Current portion of capital lease obligations      $    229,712    $   (122,815)   $    (70,036)             (2)   $     36,861
Accounts payable                                       375,356         (73,462)        (72,131)             (2)        229,763
Accrued payroll, incentive compensation and
  related expenses                                   3,078,299      (1,435,315)       (791,542)             (2)        851,442
Accrued expenses                                     1,786,164         (81,953)             --              (2)      1,704,211
Line-of-credit                                      44,377,377     (17,896,264)    (12,192,000)             (5)     14,289,113
Due to affiliated physician practices                2,743,576      (1,965,303)       (157,629)             (2)        620,644
Deferred income                                        514,466       1,471,372              --              (6)      1,985,838
Deferred income taxes                                  749,059        (624,451)       (124,608)             (7)             --
Convertible debentures                                 589,615        (589,615)             --              (8)             --
                                                  ------------    ------------    ------------                    ------------
Total current liabilities                           54,443,624     (21,317,806)    (13,407,946)                     19,717,872

Capital lease obligations, less current portion        648,597        (491,077)        (47,342)             (2)        110,178
Deferred income                                      1,035,991         769,476              --              (6)      1,805,467
                                                  ------------    ------------    ------------                    ------------
Total liabilities                                   56,128,212     (21,039,407)    (13,455,288)                     21,633,517

Stockholders equity:
Preferred stock                                             --              --              --                              --
Common stock                                            18,619              --              --                          18,619
Additional paid-in capital                          67,011,806              --              --                      67,011,806
Accumulated deficit                                (57,979,895)        (16,268)      4,337,813              (9)    (53,658,350)
Treasury stock                                      (3,963,673)     (4,129,224)     (1,567,880)            (10)     (9,660,777)
                                                  ------------    ------------    ------------                    ------------
Total stockholders' equity                           5,086,857      (4,145,492)      2,769,933                       3,711,298
                                                  ------------    ------------    ------------                    ------------
Total liabilities and stockholders' equity        $ 61,215,069    $(25,184,899)   $(10,685,355)                   $ 25,344,815
                                                  ============    ============    ============                    ============

            Unaudited Pro Forma Consolidated Financial Statements of
                 Specialty Care Network, Inc. and Subsidiaries
                 Pro Forma Consolidated Statement of Operations
                       Three Months Ended March 31, 1999


                                                                 RESTRUCTURING          OTHER
                                           SPECIALTY CARE         TRANSACTION        TRANSACTIONS
                                             NETWORK, INC.         PRO FORMA           PRO FORMA        FOOTNOTE
                                           AND SUBSIDIARIES       ADJUSTMENTS         ADJUSTMENTS        LEGEND        PRO FORMA
                                            -------------        ------------         -----------       --------     ------------
  Revenue:
     Service fees                           $  14,161,166        $ (6,360,401)        $(3,689,425)         (11)      $  4,111,340
     Other                                        311,712            (140,024)                 --          (12)           171,688
                                            -------------        ------------         -----------                    ------------
                                               14,472,878          (6,500,425)         (3,689,425)                      4,283,028
                                            -------------        ------------         -----------                    ------------
  Costs and expenses:
     Clinic expenses                            9,575,632          (5,212,445)         (2,642,927)         (13)         1,720,260
     General and administrative                 3,553,977            (528,310)           (210,750)         (14)         2,814,917
     Litigation and other costs                 1,107,700            (280,345)           (356,723)         (15)           470,632
                                            -------------        ------------         -----------                    ------------
                                               14,237,309          (6,021,100)         (3,210,400)                      5,005,809
                                            -------------        ------------         -----------                    ------------

  Income (loss) from operations                   235,569            (479,325)           (479,025)                       (722,781)
  Other:
     Gain on sale of majority interest
        in a subsidiary                           221,258                  --                  --                         221,258
     Interest income                               63,338                  --                  --                          63,338
     Interest expense                          (1,007,243)            392,635             259,080          (17)          (355,528)
                                            -------------        ------------         -----------                    ------------
  Loss before income taxes                       (487,078)            (86,690)           (219,945)                       (793,713)
  Income tax benefit                              194,254              34,676              87,978          (18)           316,708
                                            -------------        ------------         -----------                    ------------
  Net loss                                  $    (292,824)       $    (52,014)        $  (131,967)                   $   (476,805)
                                            =============        =============        ============                   ============
  Net loss per common share (basic)         $       (0.02)                                                           $      (0.04)
                                            =============                                                            ============
  Weighted average number of common
     shares used in computation (basic)        16,494,704          (3,303,379)           (760,000)         (19)        12,431,325
                                            =============        ============         ===========                    ============
  Net loss per common share (diluted)       $       (0.02)                                                           $      (0.04)
                                            =============                                                            ============
  Weighted average number of common
     shares used in computation (diluted)      16,494,704          (3,303,379)           (760,000)         (19)        12,431,325
                                            =============        ============         ===========                    ============

            Unaudited Pro Forma Consolidated Financial Statements of
                 Specialty Care Network, Inc. and Subsidiaries
                 Pro Forma Consolidated Statement of Operations
                          Year Ended December 31, 1998


                                                        RESTRUCTURING       OTHER
                                     SPECIALTY CARE     TRANSACTION      TRANSACTIONS
                                      NETWORK, INC.       PRO FORMA        PRO FORMA        FOOTNOTE
                                     AND SUBSIDIARIES    ADJUSTMENTS      ADJUSTMENTS        LEGEND          PRO FORMA
                                       -------------    -------------    -------------    -------------    -------------
Revenue:
   Service fees                        $  76,649,778    $ (27,765,275)   $ (16,540,190)             (11)   $  32,344,313
   Other                                   2,531,524         (843,019)              --              (12)       1,688,505
                                       -------------    -------------    -------------                     -------------
                                          79,181,302      (28,608,294)     (16,540,190)                       34,032,818
                                       -------------    -------------    -------------                     -------------
Costs and expenses:
   Clinic expenses                        55,188,411      (23,367,691)     (12,611,532)             (13)      19,209,188
   General and administrative             14,468,537       (1,679,823)        (522,536)             (14)      12,266,178
   Impairment loss on service
     agreements                           94,582,227      (46,800,682)     (12,458,126)             (15)      35,323,419
   Litigation and other costs              3,564,392         (661,277)        (573,533)             (15)       2,329,582
   Impairment loss on intangible assets
     and other long-lived assets           3,316,651         (253,242)              --              (16)       3,063,409
                                       -------------    -------------    -------------                     -------------
                                         171,120,218      (72,762,715)     (26,165,727)                       72,191,776
                                       -------------    -------------    -------------                     -------------

Loss from operations                     (91,938,916)      44,154,421        9,625,537                       (38,158,958)
Other:
   Gain on sale of equity investment       1,240,078               --               --                         1,240,078
   Interest income                           187,450               --               --                           187,450
   Interest expense                       (3,741,089)       1,447,592          946,843              (17)      (1,346,654)
                                       -------------    -------------    -------------                     -------------
Loss before income taxes                 (94,252,477)      45,602,013       10,572,380                       (38,078,084)
Income tax benefit                        32,466,391      (15,171,205)      (4,228,952)             (18)      13,066,234
                                       -------------    -------------    -------------                     -------------
Net loss                               $ (61,786,086)   $  30,430,808    $   6,343,428                     $ (25,011,850)
                                       =============    =============    =============                     =============
Net loss per common share (basic)      $       (3.39)                                                      $       (1.76)
                                       =============                                                       =============
Weighted average number of common
   shares used in computation (basic)     18,237,827       (3,303,379)        (760,000)             (19)      14,174,448
                                       =============    =============    =============                     =============
Net loss per common share (diluted)    $       (3.39)                                                      $       (1.76)
                                       =============                                                       =============
Weighted average number of common
   shares used in computation (diluted)   18,237,827       (3,303,379)        (760,000)             (19)      14,174,448
                                       =============    =============    =============                     =============

           Notes to the Specialty Care Network, Inc. and Subsidiaries
                 Unaudited Pro Forma Consolidated Balance Sheet

Unaudited Pro Forma Consolidated Balance Sheet Adjustments:

1. The increase in cash reflects prepaid service fees paid by certain practices that are parties to the restructuring transaction.

2. Represents the net book value of the assets purchased and liabilities assumed by the practices that are parties to the restructuring transaction or the Other Transactions.

3. Reflects the federal and state tax obligations and benefits due to the restructuring transaction and the Other Transactions.

4. Reflects the write-off of the remaining net book value of the service agreements for the practices that are parties to the restructuring transaction or the Other Transactions.

5. Reduction to the amount outstanding under the credit facility to reflect the amount of cash received and to be received in conjunction with the restructuring transaction and the Other Transactions.

6. Reflects the prepayment of service fees by three of the practices that are parties to the restructuring transaction.

7. Adjustment to the deferred tax obligation due to the restructuring transaction and the Other Transactions.

8. Reflects the cancellation of convertible debentures payable to two physicians in one of the practices that are party to the restructuring transaction.

9. Represents the loss on the sale of assets and amendment and restatement of service agreements with the practices that are parties to the restructuring transaction and the gain related to the Other Transactions.

10. Reflects the estimated fair value of the common stock the Company will receive in connection with the restructuring transaction at approximately $1.25 per share and the estimated fair value of common stock the Company will receive in connection with the Other Transactions at approximately $2.06 per share.

           Notes to the Specialty Care Network, Inc. and Subsidiaries
            Unaudited Pro Forma Consolidated Statement of Operations

Unaudited Pro Forma Consolidated Statement of Operations Adjustments:

11. Reflects the following adjustments to service fees revenue:


     THREE MONTHS ENDED MARCH 31, 1999:

                                                                            RESTRUCTURING          OTHER
                                                                             TRANSACTION       TRANSACTIONS
                                                                              PRO FORMA          PRO FORMA
                                                                             ADJUSTMENTS        ADJUSTMENTS
                                                                            ------------        -----------
                    Elimination of service fees under long-term service
                    agreements (including clinic expense reimbursement)     $ (7,345,805)       $(3,689,425)

                    Recognition of service fees based on restructured
                    service Agreements                                      $    985,404        $        --
                                                                            ------------        -----------
                                                                            $ (6,360,401)       $(3,689,425)


     YEAR ENDED DECEMBER 31, 1998:

                                                                            RESTRUCTURING           OTHER
                                                                             TRANSACTION         TRANSACTIONS
                                                                              PRO FORMA            PRO FORMA
                                                                             ADJUSTMENTS          ADJUSTMENTS
                                                                            -------------        -------------
                    Elimination of service fees under long-term service
                    agreements (including clinic expense reimbursement)     $ (31,682,509)       $ (16,540,190)

                    Recognition of service fees based on restructured
                    service Agreements                                      $   3,917,234        $          --
                                                                            -------------        -------------
                                                                            $ (27,765,275)       $ (16,540,190)



12. Reflects the reduction of other revenue associated with the practices that are parties to the restructuring transaction.

13. Represents the elimination of clinic expenses for practices that are parties to the restructuring transaction or the Other Transactions.

14. Reflects the reduction in amortization expense resulting from the write-off of the net book value of the management service agreements for practices that are parties to the restructuring transaction and the Other Transactions.

15. Adjusts the impairment loss on service agreements and the expense for litigation and other costs for the restructuring transaction and the Other Transactions, in order to reflect the non-recurring nature of these items.

16. Reflects the reduction in the impairment loss on other long-lived assets related to the practices that are parties to the restructuring transaction in order to reflect the non-recurring nature of these items.

17. Represents decreases in interest expense due to the repayment of debt with the cash proceeds received from the restructuring transaction and the Other Transactions.

18. Reflects adjustment of the income tax benefit using a combined federal and state effective tax rate of 40%.

19. Reflects the effects of the shares of common stock the Company is reacquiring in connection with the restructuring transaction and the Other Transactions.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                        SPECIALTY CARE NETWORK, INC.
                                                (Registrant)

                                        By: /s/ D. PAUL DAVIS
                                            ----------------------------------
                                            D. Paul Davis
                                            Senior Vice President of
                                            Finance/Chief Financial Officer


Dated:     June 29, 1999